                                                                   Exhibit 10.10





                             PURCHASE & SALE AGREEMENT



                                      BETWEEN



                               HECLA MINING COMPANY



                                        AND



                              MOONEY CHEMICALS, INC.






                              DATED:  AUGUST 2, 1995

                             PURCHASE & SALE AGREEMENT

                                      BETWEEN

                               HECLA MINING COMPANY

                                        AND

                              MOONEY CHEMICALS, INC.

                                       INDEX
  SECTION                                                     PAGE


       RECITALS and DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  1

  1.   PURCHASE AND SALE  . . . . . . . . . . . . . . . . . . . . . . . . . .  2

  2.   ASSETS SUBJECT TO AGREEMENT  . . . . . . . . . . . . . . . . . . . . .  2

  3.   ASSUMPTION OF OBLIGATIONS AND LIABILITIES BY PURCHASER . . . . . . . .  3

  4.   PURCHASE PRICE AND ADJUSTMENTS . . . . . . . . . . . . . . . . . . . .  4
       (a)  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . .  4
       (b)  Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       (c)  Reclamation Expense.  . . . . . . . . . . . . . . . . . . . . . .  5

  5.   POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

  6.   REPRESENTATIONS AND WARRANTIES OF HECLA  . . . . . . . . . . . . . . .  6
       (a)  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       (b)  Qualification . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       (c)  Authorization and Approval of Agreement . . . . . . . . . . . . .  6
       (d)  Ability to Carry Out Agreement  . . . . . . . . . . . . . . . . .  7
       (e)  Legal Proceedings; Compliance with Laws . . . . . . . . . . . . .  8
       (f)  Broker's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       (g)  Real Property Leases  . . . . . . . . . . . . . . . . . . . . . .  8
       (h)  Material Personal Property Leases . . . . . . . . . . . . . . . .  9
       (i)  Machinery and Equipment . . . . . . . . . . . . . . . . . . . . .  9
       (j)  Material Agreements and Instruments . . . . . . . . . . . . . .   10
       (k)  Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       (l)  Accounts Payable  . . . . . . . . . . . . . . . . . . . . . . .   10
       (m)  Environmental Compliance  . . . . . . . . . . . . . . . . . . .   10
       (n)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       (o)  Patents and Technology  . . . . . . . . . . . . . . . . . . . .   11

  7.   REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . . . .   12
       (a)  Organization  . . . . . . . . . . . . . . . . . . . . . . . . .   12
       (b)  Qualification . . . . . . . . . . . . . . . . . . . . . . . . .   12
       (c)  Authorization and Approval of Agreement . . . . . . . . . . . .   12
       (d)  Ability to Carry Out Agreement  . . . . . . . . . . . . . . . .   13
       (e)  Broker's Fee  . . . . . . . . . . . . . . . . . . . . . . . . .   14
       (f)  Due Diligence Investigation . . . . . . . . . . . . . . . . . .   14
       (g)  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

  8.   COVENANTS OF HECLA . . . . . . . . . . . . . . . . . . . . . . . . .   14
       (a)  Conduct of Business . . . . . . . . . . . . . . . . . . . . . .   15
       (b)  Operation in Ordinary Course  . . . . . . . . . . . . . . . . .   15
       (c)  Maintenance of Property . . . . . . . . . . . . . . . . . . . .   16
       (d)  Access to Properties, Books and Records . . . . . . . . . . . .   16
       (e)  Further Assurances  . . . . . . . . . . . . . . . . . . . . . .   16
       (f)  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       (g)  Closing Letter  . . . . . . . . . . . . . . . . . . . . . . . .   18
       (h)  Press Releases  . . . . . . . . . . . . . . . . . . . . . . . .   18
       (i)  Employees at the Apex Unit  . . . . . . . . . . . . . . . . . .   18

  9.   COVENANTS OF PURCHASER . . . . . . . . . . . . . . . . . . . . . . .   19
       (a)  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       (b)  Further Assurances  . . . . . . . . . . . . . . . . . . . . . .   20
       (c)  Press Releases  . . . . . . . . . . . . . . . . . . . . . . . .   20
       (d)  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .   20

  10.  CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

  11.  TRANSFERS AND DELIVERIES BY PURCHASER AT CLOSING . . . . . . . . . .   22
       (a)  The Purchase Price  . . . . . . . . . . . . . . . . . . . . . .   22
       (b)  Written opinion . . . . . . . . . . . . . . . . . . . . . . . .   23
       (c)  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

  12.  TRANSFERS AND DELIVERIES BY HECLA  . . . . . . . . . . . . . . . . .   24
       (a)  Physical Possession   . . . . . . . . . . . . . . . . . . . . .   24
       (b)  Bill of Sale  . . . . . . . . . . . . . . . . . . . . . . . . .   24
       (c)  Written Opinion . . . . . . . . . . . . . . . . . . . . . . . .   24
       (d)  Closing Letter  . . . . . . . . . . . . . . . . . . . . . . . .   26

  13.  CLOSING REPORTS:  ADJUSTMENTS TO PURCHASE PRICE  . . . . . . . . . .   26

  14.  CLOSING PRORATIONS . . . . . . . . . . . . . . . . . . . . . . . . .   29
       (a)  Ad Valorem Taxes  . . . . . . . . . . . . . . . . . . . . . . .   29
       (b)  Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
       (c)  Other Proratable Expenses . . . . . . . . . . . . . . . . . . .   30

  15.  CONDITION TO OBLIGATIONS OF PURCHASER  . . . . . . . . . . . . . . .   30
       (a)  New Lease Agreement . . . . . . . . . . . . . . . . . . . . . .   30
       (b)  Representations and Warranties Correct  . . . . . . . . . . . .   31
       (c)  Interim Reclamation Program . . . . . . . . . . . . . . . . . .   31
       (d)  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       (e)  Receipt of Title Insurance on the Closing Date  . . . . . . . .   32
       (f)  Release of Royalty Interest . . . . . . . . . . . . . . . . . .   32
       (g)  Receipt of Survey . . . . . . . . . . . . . . . . . . . . . . .   32

  16.  CONDITIONS TO OBLIGATIONS OF HECLA . . . . . . . . . . . . . . . . .   32
       (a)  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       (b)  Representations and Warranties Correct  . . . . . . . . . . . .   33
       (c)  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       (d)  New Lease Agreement . . . . . . . . . . . . . . . . . . . . . .   34

  17.  BOOKS, RECORDS, AND MISCELLANEOUS  . . . . . . . . . . . . . . . . .   34

  18.  TAXES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . .   35
       (a)  Taxes and Fees  . . . . . . . . . . . . . . . . . . . . . . . .   35
       (b)  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

  19.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS   36
       (a)  Representations and Warranties  . . . . . . . . . . . . . . . .   36
       (b)  Covenants, Conditions and Agreements  . . . . . . . . . . . . .   36

  20.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . .   36

  21.  ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . .   39
       (a)  Hecla Environmental Indemnity . . . . . . . . . . . . . . . . .   39
       (b)  Purchaser Environmental Indemnity . . . . . . . . . . . . . . .   40
       (c)  Apportionment . . . . . . . . . . . . . . . . . . . . . . . . .   41
       (d)  Reclamation Program . . . . . . . . . . . . . . . . . . . . . .   42
       (e)  Under this Agreement  . . . . . . . . . . . . . . . . . . . . .   42

  22.  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . .   43

  23.  LIABILITY ON TERMINATION . . . . . . . . . . . . . . . . . . . . . .   44

  24.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       (a)  Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . .   45
       (b)  No Assignment, Successors, Assigns, Etc . . . . . . . . . . . .   45
       (c)  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .   46
       (d)  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .   46
       (e)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       (f)  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       (g)  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .   47
       (h)  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       (i)  The prevailing party  . . . . . . . . . . . . . . . . . . . . .   47

                             PURCHASE & SALE AGREEMENT


       THIS   PURCHASE  AND   SALE  AGREEMENT   (hereinafter   referred  to   as

  "Agreement") is  made  and effective  this 2ND  day of  AUGUST, 1995,  between

  Hecla Mining Company, a  Delaware corporation ("Hecla"), and Mooney Chemicals,

  Inc., a             corporation ("Purchaser").
          -----------



                             RECITALS and DEFINITIONS



       WHEREAS,  Hecla  is  the  owner  of  certain  facilities  and  properties consisting of that certain Lease Agreement dated  November 21, 1983, among St.

  George Mining  Corporation and the  Shivwits-Paiute Band; as  amended April 4,

  1985;  as assigned to  Hecla March 22,  1989; and as  further amended July 16,

  1991 (hereinafter  referred  to,  as  amended  and  assigned,  as  the  "Lease

  Agreement"), together with certain plant,  equipment and facilities associated

  therewith,  all   located  on  the   Shivwits-Paiute  Indian  Reservation   in

  Washington County, Utah; and



       WHEREAS, Purchaser  desires to purchase  from Hecla and  Hecla desires to sell and  assign to  Purchaser the above-described  assets upon the  terms and subject to the conditions set forth in this Agreement;














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

       NOW,  THEREFORE,  in  consideration  of  the  premises  and   the  mutual

  promises, covenants and  conditions herein contained, the parties hereto agree as follows:



  1.   PURCHASE AND  SALE.   Upon the terms  and subject  to the conditions  set

       forth herein, Hecla hereby agrees  to sell, convey, assign,  transfer and deliver to  Purchaser, all Hecla's  right, title  and interest in  and to the  Apex Unit,  as defined  in Section  2 hereof,  and  Purchaser hereby agrees to purchase, acquire, assume  and accept all Hecla's  right, title and interest in  and to the  Apex Unit from Hecla,  as of 12:01 a.m.  PST

       (the "Effective Time") on  the Closing Date, as defined in  Section 10 of this Agreement.



  2.   ASSETS  SUBJECT  TO AGREEMENT.    The  assets  to  be sold  by  Hecla  to

       Purchaser pursuant to  this Agreement shall include,  without limitation,

       all of  Hecla's  right, title  and  interest in  all  property and  fixed assets, real  and personal,  and all  other improvements  located on  the real property generally  described in Exhibit  A attached  hereto and  by this  reference  incorporated  herein  (the  "Property"),  including  the vehicles,  machinery, equipment,  fixtures and  other tangible  operating

       assets  described  in  Exhibit  B,  attached  hereto   and  by  reference

       incorporated herein,  and  books and  records  located on  the  Property,

       intellectual  property   and  know-how  regarding   cobalt  recovery  and

       processing used at the Apex Unit (hereinafter referred to as the "Personalty") and all inventory, supplies and consumables of the business being  operated from and associated  with the

       Property as a going business concern.   The values of inventory, supplies

       and  consumables and certain obligations  associated therewith  are  more specifically  described in  the schedule  attached hereto  as Exhibit  D,

       incorporated  herein  by  this reference  (the  "Working  Capital")  (all

       Property,  Personalty and  Working Capital  is  collectively referred  to

       herein as the  "Apex Unit")   Specifically excluded  from this  Agreement

       are Hecla's  leasehold interest  in the real  property on which  the Apex

       Unit is located, and  all Accounts Receivable (as that term is defined by

       Generally Accepted Accounting Principles) associated  with the Apex Unit,

       which Hecla shall collect and retain from and after the Closing Date.



  3.   ASSUMPTION OF  OBLIGATIONS  AND LIABILITIES  BY  PURCHASER.   As  of  the

       Effective   Time,   Purchaser   shall   assume   specified   obligations,

       liabilities and/or risks of  Hecla described in Exhibit D hereto.  Except as set forth in  Exhibit D, Purchaser shall not assume  or be responsible for any  obligation or liability  of Hecla, whether  fixed or contingent,

       known or unknown, between Hecla  and another party or parties.  Purchaser

       shall   be  entitled  to   claim  and  assert  any   defense  by  way  of

       counterclaim,  off-set, statute  of  limitations,  or otherwise,  or  any other rights of Hecla with respect to any and all such debts, obligations and liabilities of Hecla assumed by Purchaser, to the same  extent  as Hecla  would  be entitled  to  do absent  the assumption thereof by Purchaser.



  4.   PURCHASE PRICE AND ADJUSTMENTS.

       (a)  PURCHASE PRICE.   The purchase  price payable by  Purchaser to Hecla

            as consideration for the sale of the Apex Unit shall be:



            (i)  For  the   Property  and  Personalty,   eight  million  dollars

                 ($8,000,000)  (the  "Property  Purchase  Price"),  paid  in the

                 following installment  amounts:    (A)  three  million  dollars

                 ($3,000,000)  in immediately  available funds  at Closing;  (B)

                 three  million  dollars  ($3,000,000),  together  with   simple

                 interest  accrued  on  the  entire   balance  of  the  Property

                 Purchase  Price  outstanding  at the  prime  rate  of  interest offered to  Hecla by Nationsbank,  N.A. (the "Prime Rate"),  in

                 immediately available  funds on  the first  anniversary of  the

                 Closing  Date;  and   (C)  two  million  dollars  ($2,000,000),

                 together with simple interest accrued on the entire  balance of the Property Purchase  Price outstanding at the Prime Rate plus one percent (1%), in immediately available funds  on the second

                 anniversary  of the  Closing Date.    Purchaser shall  have the

                 right to prepay any or all of the above-described











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

                 amounts at any time prior to the dates specified herein.



            (ii) For  the Working  Capital,  one  million three  hundred  ninety

                 thousand  eight hundred  ten  dollars,   ($1,390,810)  paid  in

                 immediately available funds at Closing.



        (b) ADJUSTMENTS.   As soon  as practicable  after Closing in  accordance

            with the procedure established in Section 13, the Adjustment  Amount

            (as that term is defined  in Section 13), shall be paid  by Hecla to

            Purchaser or to Hecla by Purchaser, as appropriate.



       (c)  RECLAMATION  EXPENSE.   As  soon  as practicable  following  Hecla's

            completion  of  repairs to  the  pond  3A  liner, more  specifically described in Exhibit E to this  Agreement, Purchaser shall reimburse

            Hecla in an  amount which shall be the  lesser of (i) fifty thousand dollars  ($50,000) or  (ii)  the actual  cost  incurred by  Hecla in making such  repairs.  Hecla shall  supply Purchaser with supporting documentation regarding the costs incurred in making such repairs.



  5.   POSSESSION.  Purchaser shall be  entitled to immediate possession  of the

       Apex Unit upon the completion of the Closing













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

       of this Agreement, subject to  Hecla's rights specified in  Section 21(d)

       of this Agreement.



  6.   REPRESENTATIONS AND WARRANTIES OF  HECLA.  Hecla represents  and warrants to Purchaser that:



       (a)  ORGANIZATION.    Hecla  is a  corporation  duly  organized,  validly

            existing  and  in  good standing  under  the laws  of  the  State of

            Delaware and has  all requisite power and  authority (corporate  and other) to own, use or deal in the Apex Unit.



       (b)  QUALIFICATION.  Hecla  is duly  qualified to do  business and is  in

            good  standing  in   those  states  or  other   jurisdictions  where

            qualification is required  in connection with the ownership  of, use of, or dealing in the Apex Unit.



       (c)  AUTHORIZATION AND  APPROVAL OF AGREEMENT.   The execution,  delivery

            and  performance by  Hecla  of  this  Agreement  and  all  documents contemplated hereby  have been  duly and  effectively authorized  by all necessary  corporate  action  on  the  part  of  Hecla,  and  no additional  consent,  approval  or  other action  by  its  Board  of

            Directors  or stockholders  is required  by  Hecla's Certificate  of

            Incorporation, By-Laws or otherwise.

       (d)  ABILITY TO CARRY  OUT AGREEMENT.  Hecla  is not a party  to, subject to or  bound by any judgment,  order, writ, injunction  or decree of any court or  governmental body which would (i) prevent the carrying out of  this  Agreement, or  (ii)  materially adversely  affect  its

            ownership and  use of  the Apex  Unit.   Neither  the execution  and

            delivery of this  Agreement by Hecla, nor the performance of Hecla's obligations  hereunder, will  constitute a  violation of,  or be  in conflict with,  or result in the breach of,  or constitute a default under, or create (or cause the acceleration of the  maturity of) any debt,  obligation  or  liability  pursuant  to,  or  result  in  the creation  or imposition  of  any security  interest,  lien or  other encumbrance upon  the Property,  Personalty or  the Working  Capital under (i) any  term or provision of the Certificate of Incorporation or By-Laws of Hecla, (ii) any obligation of  Hecla under any loan or financing agreement, lease  or other agreement or  instrument of any

            kind to  which Hecla  is a  party.   No consent or  approval of  any

            Federal, state  or local authority is  required for the consummation or  validity  of the  purchase  of  the Apex  Unit,  other  than the approval of  a lease of real property to  Purchaser and an amendment of Hecla's  Lease Agreement  from the  Shivwits-Paiute  Band by  the

            United States Department of  the Interior, Bureau of Indian  Affairs

            (hereinafter referred to as the "BIA").

       (e)  LEGAL PROCEEDINGS;  COMPLIANCE WITH  LAWS.   There are  no lawsuits,

            proceedings  or  governmental  investigations  pending  or,  to  the knowledge of a  principal officer of Hecla or Hecla, threatened with respect to Hecla or the Apex  Unit, nor is Hecla operating under  or subject to,  or  in  default  with  respect  to,  any  order,  writ,

            injunction, or  decree of any  court or governmental  agency or body

            as  of the  date  of  this  Agreement.    To  the  best  of  Hecla's

            knowledge, it has  substantially complied  with all laws,  rules and regulations, federal, state and local, which affect the Apex Unit.



       (f)  BROKER'S  FEE.   Hecla  has not  caused  to be  incurred  for or  by

            Purchaser any  liability for any fee or  commission in the nature of a  finder's, originator's  or broker's  fee  in connection  with the subject matter of this Agreement.



       (g)  REAL PROPERTY LEASES.   Other than the Lease Agreement, there are no

            leases or agreements  pursuant to which a  third party is lessor  or lessee of  real property owned or held by Hecla used or held for use in connection with  the operations of the  Apex Unit.  Hecla  is the holder of the leasehold estates  and related interests purported  to be granted  by the Lease Agreement.  The  Lease Agreement is in full force and effect  and is enforceable  in accordance  with its  terms and the leasehold it purports to grant is free and clear of all liens, security interests, restrictions,

            covenants, claims,  charges or  other encumbrances  by, through  and under Hecla.  Neither Hecla, nor, to  best of Hecla's knowledge, the

            Lessor under the  Lease Agreement, is  in default,  in any  material respect,  under any  of  the foregoing,  and  no event  has occurred which,  with the lapse  of time  or the  giving of notice,  or both,

            would constitute such a default.



       (h)  MATERIAL PERSONAL PROPERTY  LEASES.  There are  no material  leases,

            or  agreements  pursuant to  which  Hecla  is  lessee  of or  holds,

            manages  or   operates  any  personal  property   as  part   of  its

            operations; there are no  material leases or agreements pursuant  to which  a  third party  is  lessee of  or  holds, claims,  manages or operates any  personal property owned  or held by  Hecla as part  of its operations at the Apex Unit or in relation thereto.



       (i)  MACHINERY AND EQUIPMENT.   Hecla holds good title to all Personalty.

            Such  Personalty shall  be  sold in  the  condition existing  at the

            Effective Time. Hecla  makes NO WARRANTY OR  REPRESENTATION, EXPRESS

            OR IMPLIED, AS  TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE

            OR OTHERWISE REGARDING THE PERSONALTY.

       (j)  MATERIAL AGREEMENTS  AND INSTRUMENTS.   Except as  set forth herein,

            there   are   no   material   contracts,   indentures,   guarantees,

            agreements, or other  instruments relating to the Apex Unit to which

            Hecla is a party as of the date hereof.



       (k)  INVENTORY.   Items comprising  the raw  materials, work  in progress

            and finished goods inventory  of the Apex  Unit, the value of  which is specified in  Exhibit D to this  Agreement, were, as of  the date

            Exhibit D  was  prepared,  and  shall  be  at  the  Effective  Time,

            processable by the facilities  at the Apex Unit so as to be rendered saleable in the ordinary course of the Apex Unit's business.



       (l)  ACCOUNTS PAYABLE.  The accounts  payable summarized in Exhibit  D to this Agreement  as of the  Closing Date will  have been incurred  in the ordinary course of the Apex Unit's business.



       (m)  ENVIRONMENTAL COMPLIANCE.   Hecla  has made  available to  Purchaser

            copies  of all  notices,  data,  reports  or  other  information  in

            Hecla's possession  or control  respecting any Hazardous  Substances as defined  in Section 21 of  this Agreement  ("Environmental Data")

            used or generated in connection  with the Apex Unit, or  disposed of or from the Property prior to the Closing Date. Hecla does not warrant the accuracy or completeness of any Environmental Data supplied  to Purchaser,  although  Hecla is  not  aware of  material inaccuracies in such Environmental Data.



       (n)  LIENS.   There are no  mortgages, liens (except  liens, if  any, for taxes not  yet due  and  inchoate liens  of materialmen,  mechanics,

            workmen, repairmen, employees or other similar  liens arising in the ordinary course  of business which  are not delinquent  or which are bonded, all  of which it agrees to discharge  in due course prior to the Closing unless such are  to be assumed by Purchaser  as provided herein), security interests  or encumbrances on the Apex Unit or its properties  except such  mortgages,  liens, security  interests,  or encumbrances  to be assumed  by the Purchaser  or to  which the Apex

            Unit are  to remain subject  as provided in  this Agreement, or  any

            Exhibit attached hereto.



       (o)  PATENTS AND  TECHNOLOGY.   There  are  no  patents, trade  names  or

            trademarks  used  by  Hecla in  the conduct  of the business  of the

            Apex Unit.  Hecla  has granted no license or other rights to persons or entities with  respect to patents, trade names, trademarks or any other  technology  or proprietary  rights used  with respect  to the

            Apex Unit.   To the best of  Hecla's knowledge, (i) the  business of

            the Apex Unit as presently conducted does not infringe upon any patent, trade name, trademarks, or other proprietary rights of third  parties, (ii)  there is no  pending or  threatened litigation against Hecla involving any  patent, trade name, trademark or  other proprietary right, and (iii) no  third party is infringing  upon any patent, trade name or trademark of Hecla used  in the conduct of the business of the Apex Unit.



  7.   REPRESENTATIONS AND  WARRANTIES OF PURCHASER.    Purchaser represents and

       warrants to Hecla that:



       (a)  ORGANIZATION.   Purchaser is a  corporation duly organized,  validly

            existing and  in  good  standing under  the  laws  of the  State  of

            Delaware, and has all  requisite power and authority  (corporate and other) to carry on its business as now being conducted.



       (b)  QUALIFICATION.   Purchaser is duly  qualified to do  business and is

            in good  standing  in  those  states or  other  jurisdictions  where qualification  is required in connection with  the ownership of, use of, or dealing in the Apex Unit.



       (c)  AUTHORIZATION AND  APPROVAL OF AGREEMENT.   The execution,  delivery

            and performance  by Purchaser of  this Agreement  and all  documents contemplated hereby have been duly and
            effectively  authorized by  all necessary  corporate  action on  the part of  Purchaser, and  no additional  consent,  approval or  other action by  its Board  of Directors  or stockholders  is required  by

            Purchaser's Certificate of Incorporation, By-Laws or otherwise.



       (d)  ABILITY  TO  CARRY OUT  AGREEMENT.   Purchaser  is not  a  party to,

            subject to,  or bound by  any judgment, order,  writ, injunction, or decree of any  court or governmental  body which  would prevent  the carrying out of  this Agreement.  Neither the execution and delivery of this  Agreement nor  the performance  of Purchaser's  obligations hereunder will  constitute a violation  of, or be  in conflict with,

            or result in  the breach of, or  constitute a default under  (i) any term or provision  of the Certificate of Incorporation or By-Laws of

            Purchaser,  (ii)  any obligation  of  Purchaser  under any  loan  or financing agreement, lease  or other agreement or  instrument of any kind  to which Purchaser  is a party, or  (iii) any  statute or law.

            No consent or approval of  any Federal, state or local authority  is required for the  consummation or validity  of the  purchase of  the

            Apex Unit, other  than the approval of  a lease of real  property to

            Purchaser  and an  amendment  of Hecla's  Lease  Agreement from  the

            Shivwits-Paiute Band by the BIA.

       (e)  BROKER'S  FEE.  Purchaser  has not caused to  be incurred  for or by

            Hecla any  liability for any  fee or commission  in the nature of  a finder's,  originator's  or  broker's fee  in  connection  with  the subject matter of this Agreement.



       (f)  DUE  DILIGENCE  INVESTIGATION.    Purchaser   has  conducted  a  due

            diligence  investigation  of  the  Apex   Unit  and  its  associated

            business operations,  and acknowledges that  Hecla has provided  and made available  to Purchaser all  information, records, and  persons

            associated  with   the  Apex  Unit   and  its  associated   business

            operations requested by Purchaser.



       (g)  CONSENTS.  Prior to the Effective  Time, and as soon as  practicable following execution  of this  Agreement, Purchaser  shall have  made application and submitted all documents  and materials necessary for the issuance of the consent  of the Shivwits-Paiute Band  to Hecla's

            Amendment  of  Lease and Purchaser's New  Lease (as those terms  are herein defined) with  the Shivwits-Paiute Band, and  of the  consent of  the BIA  to  Hecla's Amendment  to  Lease and  Purchaser's Lease

            Agreement with the Shivwits-Paiute Band.

  8.   COVENANTS OF HECLA.   It is covenanted  and agreed that between  the date

       hereof and the Closing Date:

       (a)  CONDUCT OF BUSINESS.   Hecla shall  not, without  the prior  written

            consent of Purchaser:



            (i)   enter into any  agreement (other than  agreements entered into in the ordinary  course of business) which will become an obligation of Purchaser or would otherwise affect the Apex Unit;



            (ii)   lease, mortgage, or otherwise encumber any  of the Apex Unit;

            or



            (iii)  enter into discussions  or negotiations with any  third party concerning the sale of  any of  the Apex Unit  prior to the  Closing

            Date, or  grant options or  rights, or  enter into  any contract  or commitment to sell any  of the Apex Unit other than  in the ordinary course of business of Hecla.



       (b)  OPERATION IN ORDINARY  COURSE.   Hecla shall  conduct operations  at

            the  Apex  Unit   only  in  the  ordinary  course  of  its  business

            consistent  with past practice.   Hecla shall consult with Purchaser

            with  respect to  any significant  operational,  financial or  other business issues relating to the Apex Unit.

       (c)  MAINTENANCE  OF PROPERTY.   Hecla  shall take  or cause  to be taken

            such steps  as shall be necessary  to maintain the  Property in good standing,  including,  but not  limited to  the payment  of rentals,

            royalties and  all  taxes, fees  or  other governmental  charges  of whatever nature imposed or levied upon the Property.



       (d)  ACCESS TO PROPERTIES, BOOKS  AND RECORDS.  Hecla has  made and will,

            during normal business hours and  subject to reasonable notification

            by  Purchaser   to  Hecla,   and  subject   to  Hecla's   reasonable

            requirements and  rules, permit Purchaser and Purchaser's authorized officers,  employees, attorneys,  engineers,  accountants and  other agents and representatives to  have access to the properties,  books and records,  and documents relating  to the Apex  Unit. Hecla shall have the right,  in lieu thereof, where such information is included within  Hecla's  other  corporate  records,  to  make  copies of  or provide such information  from such books and records  and documents as Purchaser may from time to time reasonably request.



       (e)  FURTHER  ASSURANCES.   Hecla will  diligently  prepare, execute  and

            deliver  such instruments  and  take such  action  as Purchaser  may reasonably request in order to  effect the transactions contemplated by this Agreement and to satisfy
            each of the conditions set forth in Section 15 of this Agreement.



       (f)  CONSENTS.  Prior to  the Effective Time, and as soon  as practicable following execution of this Agreement,  Hecla shall make application and submit  all documents and  materials necessary for the  issuance of  the consent  of the  BIA and  the Shivwits-Paiute Band  to amend

            Hecla's Lease  Agreement to  provide for:  (i) Hecla's Amendment  of

            Lease Agreement  (hereinafter referred to  as the "Amendment")  with respect to  a portion  of the  Property; (ii)  Hecla's retention  of certain  real and personal property  subject to its Lease Agreement;

            and (iii)  Hecla's ongoing  activities thereon,  including, but  not limited to, reclamation operations specified  in Exhibit E, attached hereto and  incorporated  herein by  this  reference; all  on  terms satisfactory to  Hecla in  its reasonable  discretion.  Hecla  shall cooperate  and otherwise  assist Purchaser  with  obtaining a  lease agreement, substantially  in the form  of Exhibit F for  Purchaser's operation of  the Apex  Unit (hereinafter  referred to  as the  "New

            Lease"), with the Shivwits-Paiute Band,  and the consent of  the BIA thereto, and  shall be  deemed by  Purchaser to  have satisfied  its obligations with respect  to the transfer of the property subject to the Lease Agreement.  In no event will Hecla be
            required   to  underwrite  or  in   any  way  guarantee  payment  or

            performance by the  Purchaser of its  lease agreement  or any  other arrangement, contract,  indenture,  guarantee,  agreement  or  other instrument  which  Purchaser enters  into  with  the Shivwits-Paiute

            Band.



       (g)  CLOSING LETTER.   Hecla shall provide  Purchaser a  letter from  the

            President or  a Vice  President of Hecla  at Closing  to the  effect that  from the date of signing  this Agreement to the Effective Time there has  been no  material change  in  respect to  the Apex  Unit,

            except for changes resulting from  the ordinary course of  business,

            and  that all  disclosures  in the  Exhibits  to this  Agreement are current as of the Effective Time.



       (h)  PRESS  RELEASES.  Hecla  will consult  and cooperate  with Purchaser and  use  all  reasonable  efforts  to  agree  upon  the  terms  and

            substance  of   all  press   releases,   announcements  and   public

            statements  with  respect to  the  transactions  contemplated herein prior to  the Effective  Time, provided  that such  consultation and cooperation shall  not interfere  with any  obligation  of Hecla  to disclose any information as required by applicable law.



       (i)  EMPLOYEES  AT THE  APEX UNIT.   Hecla  shall, effective  immediately

            prior to the Closing Date, terminate, or transfer, in its sole discretion, those employees which it employs at the  Apex  Unit,  and  Purchaser  shall  be  free,  in  its  sole discretion, to  hire those persons  which it may  thereafter wish to employ.



  9.   COVENANTS  OF PURCHASER.   It is  covenanted and agreed  that between the

       date hereof and the Closing Date:



       (a)  CONSENTS.   Prior to the Effective  Time, and as soon as practicable

            following  execution  of   this  Agreement,  Purchaser   shall  make

            application and  submit all documents  and materials to  the BIA and the  Shivwits-Paiute  Band  to obtain  a  lease  agreement with  the

            Shivwits-Paiute Band  on terms reasonably necessary  for Purchaser's operation of  the  Apex  Unit,  in  a  manner  consistent  with  the transactions contemplated  herein.  Purchaser  shall  cooperate  and otherwise assist Hecla with obtaining an  amendment to Hecla's Lease

            Agreement, on  such terms as are  customary and reasonably necessary for  Hecla's continuing  activities adjacent  to the  Apex  Unit, as specified in Section 8(f) of  this Agreement, and the consent of the

            BIA  thereto.  In no event  will Purchaser be required to underwrite or in  any way  guarantee payment  or  performance by  Hecla of  its obligations pursuant  to the amendment  to Hecla's Lease  Agreement,

            or  any other arrangement, contract, indenture, guarantee, agreement or other
            instrument which Hecla enters into with the Shivwits-Paiute Band.



       (b)  FURTHER ASSURANCES.  Purchaser will  diligently prepare, execute and

            deliver  such   instruments  and  take  such  action  as  Hecla  may

            reasonably request in order to  effect the transactions contemplated by this Agreement  and to satisfy each  of the conditions set  forth in Section 16 of this Agreement.



       (c)  PRESS RELEASES.   Purchaser  will consult and  cooperate with  Hecla

            and  use  all  reasonable  efforts  to  agree  upon  the  terms  and

            substance   of  all   press  releases,   announcements   and  public

            statements  with respect  to  the transactions  contemplated  herein prior to  the Effective Time,  provided that  such consultation  and cooperation shall not interfere with any  obligation of Purchaser to disclose any information as required by applicable law.



       (d)  CONFIDENTIALITY.     In  the  event  of   the  termination  of  this

            Agreement, Purchaser shall  promptly return to Hecla  all documents,

            work papers,  and other  material obtained  by Purchaser  or on  its behalf from Hecla  or Hecla's representatives  as a  result of  this

            Agreement or in connection  herewith, whether so obtained before  or after the execution hereof, and Purchaser shall not retain any copy or other reflection of any such documents, work papers and other material.  Purchaser shall at  all times prior to the  Closing

            Date, and in the  event of termination of this Agreement,  cause any information so  obtained to be  kept confidential and  will not use,

            or permit  the  use  of,  such  documents,  work  papers  and  other materials in its  business or in any  other manner or for  any other purpose, unless such information (i)  becomes generally available to the public other than  as a result of a  disclosure by Hecla or  its

            representatives,  (ii)  was   available  to  Purchaser  on   a  non-

            confidential basis prior  to its disclosure to Purchaser by Hecla or its representatives,  or (iii) becomes available  to Purchaser  on a non-confidential  basis  from  a  source other  than  Hecla  or  its representatives,  provided  that  such  source  is  not  bound  by a

            confidentiality  agreement   with  Hecla  or   its  representatives;

            provided,  further,  that  to the  extent  information  obtained  by

            Purchaser as a  result of this Agreement, whether so obtained before or after the execution hereof, relates to Hecla, Hecla's  operations other  than the Apex Unit, or  any affiliate, Purchaser's obligation hereunder shall survive for  a period of three  years from the  date of this  Agreement and  shall not terminate  on the Closing  Date or upon termination of this Agreement.

  10.  CLOSING.  Closing shall take place  on or before 12:01 p.m., local  time,

       on the last business day of  the calendar month in which both: (a)  BIA's

       approval of  both (i) Hecla's Amendment   and (ii) Purchaser's  New Lease

       with  the  Shivwits-Paiute  Band;   and  (b)  the  satisfaction   of  all

       conditions precedent  specified in Sections  15 and 16  of this Agreement are  met  or  waived  in  writing by  the  party  whose  obligations  are conditioned thereon;  or  on such  other  date  mutually agreed  upon  in writing by the parties hereto  (the "Closing Date");  Closing shall occur in  the offices of  OMG located at 3800  Terminal Tower, Cleveland, Ohio,

       44114, or at  such other  place mutually agreed  upon in  writing by  the parties hereto.  Closing  must occur prior to September 30,  1995, unless

       extended by mutual  written agreement.   If Closing  has not occurred  by

       the  close  of business  on  September 30,  1995,  this Agreement  may be terminated in accordance with Section 22 hereof.



  11.  TRANSFERS  AND  DELIVERIES BY  PURCHASER  AT  CLOSING.   Purchaser  shall

       execute, where  applicable,  and deliver  to  Hecla  at the  Closing  the following:



       (a)  THE PURCHASE PRICE  provided for in  Sections 4(a)  and 4(b)  hereof consisting  of  the dollar  amounts specified  in Sections  4(a) and

            4(b), in cash or immediately available funds;

       (b)  WRITTEN OPINION of  the General Counsel  of Purchaser,  dated as  of the  Closing  Date,  substantially stating,  in  his  opinion,  that

            Purchaser's   corporate  existence   and   good   standing  are   as

            represented  in  Section 7  hereof;  that  Purchaser  has taken  all

            corporate   action  necessary   to  authorize   the  execution   and

            performance  of  this   Agreement;  that  this  Agreement   and  the

            instruments  delivered  by Purchaser  to  Hecla  pursuant to  or  in

            connection  with  this   Agreement  have  been  duly   executed  and

            delivered  by  Purchaser  and are  valid,  binding  and  enforceable against Purchaser in accordance with  their respective terms (except to the extent  that enforcement is  affected by  laws pertaining  to bankruptcy, reorganization, insolvency and creditors'  rights and by the  availability of  injunctive relief  and specific  performance);

            that  neither  the  execution and  delivery  by  Purchaser  of  this

            Agreement  nor   its   compliance  herewith,   will  conflict   with

            Purchaser's  Certificate of  Incorporation  or  By-Laws, or  to  his

            knowledge  will result  in a default  under or breach  of the terms,

            conditions or  provisions of  any agreement or  instrument to  which

            Purchaser  is a party or by which  it may be bound; and that neither the execution  and delivery of  this Agreement by  Purchaser nor its compliance  herewith  will result  in  a violation  of  any statute,

            regulation,  law,  ordinance, or,  to  the  best  of his  knowledge,

            order,
            writ,  judgment  or  decree  of any  court,  agency  or governmental authority, other than as expressly  provided for in this  Agreement;

            that Purchaser  is not a party to or  affected by any pending legal,

            administrative or other  action which materially affects Purchaser's execution, delivery and performance of this Agreement.



       (c)  GUARANTY of Purchaser's  obligations substantially in the  format of

            Exhibit  H,  attached   hereto  and  incorporated  herein   by  this

            reference.



  12.  TRANSFERS  AND  DELIVERIES  BY  HECLA.     Hecla  shall  execute,   where

       applicable,  and deliver  to Purchaser  at the  Closing, unless otherwise provided herein, the following:



       (a)  PHYSICAL POSSESSION  of all tangible  property constituting part  of the Apex Unit.



       (b)  BILL OF  SALE for the  Property, Personalty and  the Working Capital

            requiring a transfer of title to Purchaser.



       (c)  WRITTEN OPINION  of legal counsel for Hecla, dated as of the Closing

            Date, substantially stating, in his  opinion, that Hecla's corporate existence and good standing are as stated in Section 6  hereof; that

            Hecla has  taken all  corporate  action necessary  to authorize  the execution and
            performance  of  this   Agreement;  that  this  Agreement   and  the

            instruments  delivered  by  Hecla to  Purchaser  pursuant  to  or in

            connection  with  this   Agreement  have  been  duly   executed  and

            delivered  by Hecla and are  valid, binding  and enforceable against

            Hecla in  accordance with  their terms  (except to  the extent  that

            enforcement   is  affected   by  laws   pertaining  to   bankruptcy,

            reorganization,  insolvency  and   creditors'  rights  and  by   the

            availability of  injunctive relief  and specific  performance); that neither the  execution and delivery  by Hecla of  this Agreement nor its compliance  herewith will conflict  with Hecla's Certificate  of

            Incorporation or By-Laws  or result in the creation or imposition of any lien,  charge or encumbrance  upon the Property or,  to the best of his knowledge,  result in  a default under,  or a  breach of  the terms,  conditions or  provisions of,  any  agreement or  instrument affecting ownership and use  of the  Apex Unit to  which Hecla is  a party or  by which it is  bound; that Hecla  is not a  party to, nor subject to or  bound by, any judgment,  injunction or decree of  any court  or governmental  authority which  may  restrict or  interfere with the  performance of  this Agreement  or such  other instruments and documents; that except as set forth in  this Agreement or any of the Exhibits hereto,  to the best of  his knowledge, Hecla is  not a party to, or affected by, any pending legal, administrative or other action, which materially adversely affects the Apex Unit or Hecla;



       (d)  CLOSING LETTER as provided for in Section 8(g).



  13.  CLOSING REPORTS:  ADJUSTMENTS TO PURCHASE PRICE.



       (a)  As soon as  practicable, and in  any event within  10 business  days following the  Closing Date,  the parties shall  jointly conduct  an inventory of the Apex Unit,  and Hecla shall prepare and  deliver to

            Purchaser a  schedule of  the value  of certain  current assets  and certain current liabilities of the Apex Unit as of the  Closing Date

            prepared   in   accordance   with   Generally  Accepted   Accounting

            Principles with Inventory  valued on an average costing  method, all prepared on a  basis consistent with the Schedule of Certain Current

            Assets and Certain Current Liabilities attached  hereto as Exhibit D

            (the "Book  Value") together  with a  report of  Hecla thereon  (the

            "Closing  Date Report") containing (i) a  schedule setting forth the

            Book  Value   of  certain   current  assets   and  certain   current

            liabilities  described  on Exhibit  D,  in  each  case  as the  same existed  as  at  the  Closing (the  "Closing  Schedule"),  and  (ii)

            Hecla's  determination of  the Adjustment  Amount  (as that  term is

            hereinafter  defined)   based  on  such   Closing  Schedule.     The

            "Adjustment Amount"
            shall mean the  arithmetic number obtained  when the  Book Value  of the Inventories  and Prepaid  Expenses less  the Book  Value of  the

            Current  Liabilities  as  shown  on  the  Closing  Date  Report,  is subtracted  from  the Book  Value  of  the  Inventories and  Prepaid

            Expenses as set forth  in the schedule attached hereto as Exhibit D.

            If the Adjustment Amount so  obtained is negative, then  Hecla shall pay to  Purchaser, or if  the number  so obtained is  positive, then

            Purchaser shall pay  to Hecla,  in immediately  available funds,  an amount equal to the Adjustment  Amount plus interest thereon  at the

            Prime  Rate  of interest  per  annum  by  Nationsbank,  N.A. as  its reference  rate  of  interest for  demand  commercial  loans  on the

            Closing  Date, calculated  from and including  the Closing Date, but excluding the date such payment is made.



       (b)  Hecla's determination of the  Adjustment Amount  shall be final  and binding  on  the  parties unless,  within  30  days  after  delivery thereof, a  written notice  of objection  is given  by Purchaser  to

            Hecla setting  out Purchaser's  objections to  the Closing  Schedule and Closing Date  Report and including Purchaser's  determination of the Adjustment  Amount.  During  the 30 day  period, Purchaser shall have  the opportunity  to (i) examine  the working papers, schedules and other documents prepared by Hecla in connection with the determination and preparation of the Closing

            Schedule and the  Closing Date Report; and (ii) ask questions of and have  discussions  with  Hecla in  connection  with  the  foregoing.

            Hecla and  Purchaser shall consult  with each other  with respect to

            Purchaser's objections.   If Hecla and Purchaser are unable to agree

            on the Adjustment  Amount within 20  days after  Hecla's receipt  of

            Purchaser's  notice of  objection, the  Adjustment  Amount shall  be

            determined   expeditiously  by  a   nationally  recognized  firm  of

            certified public accountants  who are not  auditors for  any of  the

            parties  hereto   or  any  of   their  respective  Affiliates   (the

            "Accountants")  agreed to  by  Hecla and  Purchaser  within 15  days after the notice of objection  has been given or,  failing agreement thereon,  selected forthwith  by Purchaser's  external auditors  and

            Hecla's  external  auditors.   Each  of  Hecla and  Purchaser  shall

            submit to the  Accountants their respective final  determinations of the  Adjustment  Amount  as  revised  to  the  date  of  submission,

            together  with such  supporting  data  as the  Accountants  consider

            necessary or  appropriate.   The resolution  of the  dispute by  the

            Accountants will be final  and binding on the parties.  The fees and expenses of the Accountants shall be borne by the  party whose final

            determination  of  the  Adjustment  Amount   was  further  from  the

            Adjustment Amount determined by the Accountants. If the determination of the Adjustment Amount by each of Purchaser and

            Hecla is  equally distant from the  Adjustment Amount  determined by the  Accountants,  then the  fees  and expenses  of  the Accountants shall be borne equally by Hecla and Purchaser.



            (c)  Either Hecla or Purchaser may prepay all or any portion  of the

            Adjustment Amount  and thereafter  no interest  shall be payable  on the amount prepaid.  If  such prepayment exceeds the  amount payable as the Adjustment Amount, no interest shall be payable  to the payor of such  prepayment  on such  overpayment,  but  the amount  of  the overpayment shall be refunded to  the payor on the  Adjustment Date.

            Purchaser  shall  give  Hecla  such assistance  and  access  to  the assets, books, records and employees of  the Apex Unit as Hecla  may reasonably require in order to  enable Hecla to prepare  the Closing

            Schedule and Closing  Date Report and  for all  matters relating  to the final determination of the Adjustment Amount.



  14.  CLOSING PRORATIONS.    Expenses  which will  require  proration  will  be

       prorated as follows:



       (a)  AD  VALOREM TAXES.   All ad  valorem taxes  (both real  and personal

            property) shall be prorated between the parties as of the Closing Date and cash settlement therefore shall be made promptly after Closing.



       (b)  UTILITIES.   Hecla will request  that utility  companies take  meter

            readings or follow similar procedures to  invoice Hecla for services provided through the Effective  Time, which  invoices shall be  paid

            by Hecla.   Other utility bills  received after  the Effective  Time

            which require proration will be  paid by Purchaser.   Purchaser will

            invoice Hecla for  its pro rata share  of such invoices and  will be promptly reimbursed by Hecla.



       (c)  OTHER PRORATABLE  EXPENSES.  Invoices  received after the  Effective

            Time  for  other proratable  expenses  will  be  paid by  Purchaser.

            Purchaser will  invoice  Hecla  for  its  pro  rata  share  of  such invoices and will be promptly reimbursed by Hecla.



  15.  CONDITION TO  OBLIGATIONS OF PURCHASER.   The obligation  of Purchaser to

       close under this Agreement is subject to the satisfaction at or prior  to the Closing Date  of the following conditions precedent, unless waived by

       Purchaser:



       (a)  NEW  LEASE  AGREEMENT.    Purchaser  shall  have  received:  (i) the

            executed and delivered  New Lease specified in Section 8(f)  of this

            Agreement, and (ii) the consent of
            the Bureau  of Indian Affairs to the  New Lease specified in Section

            8(f) of this Agreement.



       (b)  REPRESENTATIONS  AND WARRANTIES  CORRECT.   The  representations and

            warranties of Hecla contained in  Section 6 of this  Agreement shall be true  and correct on and  as of the Closing  Date in all material respects;  Hecla shall have  performed and complied in  all material respects  with all  of  Hecla's obligations  to Closing  pursuant to agreements  and conditions required by Sections  6, 8 and 15 of this

            Agreement to be performed or complied with by it prior to or on  the

            Closing Date and  Purchaser shall be furnished with a certificate or certificates  in  the  form attached  as  Exhibit  C of  appropriate officers of Hecla, dated as of  the Closing Date, certifying to  the fulfillment of the foregoing conditions.



       (c)  INTERIM  RECLAMATION  PROGRAM.   Hecla  shall  have  completed  that

            portion of the reclamation program  specified in Exhibit E  which is designated for completion prior to Closing.



       (d)  AMENDMENT.  Hecla  shall have received, in a form and substantively,

            reasonably necessary to Hecla's activities, the  Amendment described in Section 16(a).

       (e)  RECEIPT OF TITLE  INSURANCE ON THE  CLOSING DATE.   Purchaser  shall

            have received  a commitment  for title  insurance  policy issued  by

            Commonwealth Land  Title Insurance as  Owners Policy Form  B, in the

            amount of  $8,000,000,showing that the  title to the  real estate is in the Tribe,  containing only the  exceptions listed  on Exhibit  I hereto.  Purchaser  shall have satisfied itself  that the exceptions to  the  title  to  the real  estate  listed  on  Exhibit  I do  not interfere with Purchaser's proposed used of the real property.



       (f)  RELEASE OF ROYALTY INTEREST.   Hecla shall have received a  full and

            unconditional release of any  and all interest in the Apex  Unit and

            operations  conducted  there  described  in   that  certain  Royalty

            Agreement dated March  22, 1989, between Hecla and St. George Mining

            Company.



       (g)  RECEIPT OF SURVEY.   Before closing, Purchaser shall have received a

            survey  of  the  real  estate  which  shall  identify  all  recorded easements and  encroachments and  all improvements  on the  property and shall not show any violations of building or set-back lines.



  16.  CONDITIONS TO OBLIGATIONS  OF HECLA.   The obligation  of Hecla to  close

       under this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions precedent, unless waived by Hecla:



       (a)  CONSENTS.   Hecla shall have  received, executed  and delivered  the

            Amendment substantially  in the  form attached  hereto as Exhibit  G from the Shivwits-Paiute  Band, together with the consent of the BIA thereto, and with such other terms  as are substantively, reasonably necessary  to Hecla's  ongoing  activities at  the  Apex Unit,  in a manner consistent with the transactions contemplated herein.



       (b)  REPRESENTATIONS  AND WARRANTIES  CORRECT.   All  representations and

            warranties  of Purchaser  contained in  Section 7  of this Agreement shall  be true  and correct on  and as  of the  Closing Date  in all material respects;  Purchaser shall have  performed and complied  in all material respects  with all of Purchaser's  obligations prior to

            Closing pursuant to  agreements and conditions required  by Sections

            7, 9 and  16 of this Agreement to  be performed or complied  with by it prior to or  on the  Closing Date, and  Hecla shall be  furnished with a certificate or certificates  in the form attached  as Exhibit

            C of  appropriate officers  of Purchaser,  dated as  of the  Closing

            Date, certifying to the fulfillment of the foregoing conditions.

       (c)  GUARANTY.   Purchaser shall  have delivered an  executed guaranty by

            its shareholder  and all affiliates  of its shareholder  in the form

            attached hereto  as Exhibit  H.   "Affiliates" of  any party  hereto

            means all  persons or companies that directly, or indirectly through one or  more intermediaries, control,  or are controlled  by, or are under common  control with,  the party,  all within  the meaning  of subsection  (a)(1) of SEC Rule 144 under the Securities Act of 1933,

            except  natural  persons,  companies in  which  the  shareholder  or affiliate  only hold  a  minority  interest, and  persons  domiciled outside or  organized under  laws other  than the  United States  of

            America.



       (d)  NEW  LEASE AGREEMENT.   Purchaser  shall have  received:   (i)   the

            executed and delivered New Lease  specified in Section 8(f)  of this

            Agreement; and (ii)  the consent of the Bureau of Indian Affairs  to the New Lease specified in Section 8(f) of this Agreement.



  17.  BOOKS,  RECORDS, AND  MISCELLANEOUS.   On  the Closing  Date, or  as soon

       thereafter as  is practicable, Hecla shall turn over  to Purchaser all of the books, records,  maps, personal property  tax returns  and files,  or copies thereof  (the "Documents") which  relate solely to  the Apex Unit.

       Both prior to  and after the Closing Date, Hecla agrees to make its books and records
       relating to  the Apex Unit  available for inspection by  Purchaser at any reasonable  time upon  reasonable  request, or,  in  lieu thereof  and at

       Hecla's option, shall make such  copies or provide such  information from such books  and records  as Purchaser  may from  time to  time reasonably

       request.   After the  Closing Date,  the Documents  will  be retained  by

       Purchaser in part  for Hecla's benefit and  will be available for  review and copying  by  Hecla for  any  proper  purpose upon  reasonable  notice

       during Purchaser's normal  business hours.   Hecla or  Purchaser, as  the

       case may be,  shall use their best  efforts not to destroy  any documents or documents  respectively, without 30  days prior written  notice to the other, for a period of 5 years after the Closing Date.



  18.  TAXES AND EXPENSES.



       (a)  TAXES AND FEES.  Hecla shall pay all transfer and documentary  stamp taxes payable  in connection with  the purchase and sale  hereunder.

            Purchaser shall pay all recordation and filing fees.



       (b)  EXPENSES.   Each of  the parties hereto  will pay  its own  expenses

            incident to the preparation and  carrying out of this  Agreement and the expenses  and fees involved  in the preparation  and delivery of all documents, reports and opinions  required to be delivered  by or on behalf of it
            hereunder, whether or  not the transactions contemplated  hereby are consummated.



  19.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS.



       (a)  REPRESENTATIONS AND WARRANTIES.  The  representations and warranties set forth in  Sections 6 and 7  shall survive the Closing  Date from the Effective  Time until  12 months  after Closing,  at which  time they shall automatically terminate and  shall not merge into  any of the deeds, assignments, bill of sale or other  instruments delivered at Closing.



       (b)  COVENANTS, CONDITIONS AND AGREEMENTS.   The Covenants and Conditions

            set forth in  Sections 8 and 9  [except for Sections 8(e),  9(b) and

            9(d)], 15 and 16  shall terminate  as of and  shall not survive  the

            Closing  Date.  The  agreements set forth in  Sections 4,  20 and 21 shall survive the Closing Date.



  20.  INDEMNIFICATION.  Except  with respect to matters specified in Section 21 of this Agreement, the parties hereto shall be indemnified as follows:

       (a)  Hecla  shall defend, indemnify and  hold harmless the Purchaser, its officers,  directors, successors  and  assigns against  all damages,

            claims,   losses,   liabilities  (except   liabilities   assumed  by

            Purchaser), costs and  expenses which arise out of Hecla's Apex Unit operations or associated with Hecla's Apex  Unit employees, prior to the Closing Time  and obligations or liabilities of Hecla related to

            the  Apex  Unit  not  specifically  assumed   by  Purchaser  or  the

            obligation of Purchaser  pursuant to  this Agreement and  the breach of the representations and warranties,  the covenants and agreements which survive  the Closing pursuant to Section 19 except for loss of profits; consequential, incidental or special damages.



       (b)  Purchaser  shall defend,  indemnify  and  hold harmless  Hecla,  its officers,  directors,  successors and  assigns against  all damages,

            claims, losses,  liabilities, costs  and expenses  which it  assumed pursuant to the terms of this  Agreement and which arise out of  the conduct of operations  at the Apex  Unit subsequent  to the  Closing

            Time,  and the  breach of  the representations  and  warranties, the covenants  and agreements  which  survive  the Closing  pursuant  to

            Section 19 except  for loss of profits; consequential, incidental or special damages.

       (c)  The  right   of  either  party   to  indemnification  hereunder   is

            contingent  on  receipt  by the  indemnifying  party  of  a promptly delivered  written notice  of a  claim for  indemnification from the party seeking such indemnification.



       (d)  Upon receipt of  a notice claiming indemnification  the indemnifying party  shall proceed to assume the defense with respect to any third party litigation then pending with respect to such claims.



       (e)  The  party  seeking  indemnification  for  any  third  party  claims pursuant to this Section shall have the right,  at its sole cost and expense, to  participate in  any legal  action in  respect of  which indemnification is  sought, provided, however,  that the party  from whom indemnification is sought shall  have the sole right  to settle or  otherwise dispose of  such legal  action in any  manner it deems appropriate without the consent of the other party.



       (f)  In  the event  that,  after receipt  of  notice under  Section 20(c)

            above, the indemnifying  party fails to  assume the  defense of  any action  brought by a  third party where the  obligation to defend is owed  to the  party seeking indemnification,  then the party seeking indemnification
            shall be entitled to its  reasonable attorney's fees in  addition to recoveries allowed under this Section.



  21.  ENVIRONMENTAL MATTERS.   Purchaser  acknowledges that  Hecla has  advised

       Purchaser that:   (i) the Apex Unit was used by Hecla and previous owners

       or lessees for  mining activities; and (ii)  due to the past  and present use of  the Property, there  may be Hazardous  Substances associated with

       the Property.  Subject to   Sections 6(m) and 21 of this Agreement, Hecla

       makes no warranty or representation of any type or  character, written or implied,  regarding Hazardous  Substances  situated  on or  environmental conditions  associated with  the  Property, or  that  Hecla has  complete knowledge or information about these matters and  Purchaser hereby agrees to accept the Apex Unit in an "as is" condition.



       (a)  HECLA  ENVIRONMENTAL  INDEMNITY.   Without  limiting  the  scope  of

       Hecla's indemnity obligations  in Section 20, Hecla shall  be responsible

       for,  and  agrees  to  protect,  indemnify,  defend  and  hold   harmless

       Purchaser,  its  officers,  partners,  employees  and  agents  and  their respective successors  and assigns, from,  against and in  respect of any

       Losses arising out of or relating to the following:



      (i)   the matters set forth or referred to in Schedule E;

      (ii)  any violation or alleged violation  of any Environmental Law  or any license or permit  pertaining to any Environmental  Law attributable to the ownership  or operation of the  Apex Unit by Hecla  or others prior to the Closing Date;



      (iii) the  generation,   transport,  treatment,   recycling,  storage   or

            disposal of Hazardous Substances, or    arrangement  therefor  prior

            to the  Closing Date,  at or  from the  Apex Unit  by  Hecla or  its predecessors;



      (iv)  any release  or disposal of  Hazardous Substances on,  under or from the  Property  to  the  extent  attributable  to  the  ownership  or operation of  the Property by Hecla  or others prior  to the Closing

            Date (including any  spreading of such substances after  the Closing

            Date, to the extent such spreading was not caused or contributed  to by Purchaser, its agents, employees or representatives);



      (v)   any  Losses  incurred  by  Purchaser   in  connection  with  Hecla's

            reclamation program referenced in Section 21(b) of this Agreement.



      (b)  PURCHASER ENVIRONMENTAL INDEMNITY.    Purchaser shall be  responsible

      for,  and agrees  to protect, indemnify,  defend and  hold harmless Hecla,

      its officers, partners, employees and
      agents, and their respective  successors and assigns, from, against and in respect  of any Losses arising out  of or relating to (i) any violation or alleged violation  of  any Environmental  Law  or  any license  or  permit pertaining to  any Environmental Law that  is attributed  to the ownership and operation of  the Apex Unit by  Purchaser or its successors after  the

      Closing  Date;   (ii) any release  or disposal of  any Hazardous Substance

      on, under or from the Property to the  extent attributed to the  ownership and  operation of  the  Property by  Purchaser,  its successors  after the

      Effective  Time;  (iii)  the generation,  transport, treatment, recycling,

      storage  or disposal  of  Hazardous  Substances, or  arrangement  therefor after the Closing Date, at the Apex Unit by Purchaser or its successors.



      (c)  APPORTIONMENT.     Hecla  and  Purchaser   acknowledge  that  various

      Hazardous Substances  are on the  Property.  If a  Loss results both  from

      Hazardous  Substances in  existence before the  Closing Date  and from the new release of  Hazardous Substances following closing, liability  between

      Hecla  and Purchaser shall  be apportioned on the  basis of the respective

      causal   contributions  to  the  Losses  of  new   releases  of  Hazardous

      Substances   following  the   Closing  Date   compared  to   environmental

      conditions in existence prior to the Effective Time.

  Any indemnification  sought  under  this  Section  21  shall  be  governed  in applicable part by the provisions of Section 20(c) - (f).



      (d)  RECLAMATION PROGRAM.   Hecla  agrees, at its sole  cost and  expense,

           promptly  to  undertake  a  reclamation  program  to  reclaim certain portions of the Property and relocate materials from the Property  to an off-site  location, which  location will  be controlled  by Hecla.

           The  reclamation program  herein  is more  specifically  described in

           Exhibit E hereto.   Hecla agrees to commence the  reclamation program

           promptly  upon Hecla  obtaining a  release  of  the royalty  interest specified  in Section 15(f)  of this Agreement, and  shall diligently pursue the completion of the program as soon as reasonably  possible.

           To  the  extent  that  the  reclamation  program  continues following

           Closing,  Purchaser agrees  to grant  Hecla  necessary access  to the

           Property to complete its program, and Hecla shall conduct its program so as  not to  unreasonably interfere with  Purchaser's operations at the Apex Unit.



      (e)  Under this Agreement:

           (i)  "Losses"  means  any   and  all  losses,  claims,   liabilities,

                deficiencies, penalties,  fines,  costs,  damages  and  expenses

                whatsoever,    including    without    limitation     reasonable

                professional fees and costs of
                investigation, litigation, settlement, judgment and interest.

           (ii) "Hazardous  Substances"  means  and  includes   any  substances,

                chemicals,  pollutants, contaminants,  wastes, toxic substances,

                petroleum   and  petroleum   products  which   are   defined  as

                "hazardous substances", "hazardous wastes", "toxic  substances",

                or "pollutants", or  which are regulated or addressed, under any

                Environmental Law.

         (iii)  "Environmental  Law" means  any applicable  federal,   state  or

                local law,  statute or regulation  now   existing, or  hereafter

                arising  or from  time  to   time  amended, relating  to health,

                safety or  the   environment, including  without limitation  the

                Comprehensive   Environmental   Response,  Compensation      and

                Liability  Act of  1980, as amended,  42 U.S.C.  Section 9601 ET

                SEQ.  ("CERCLA");  the Resource  Conservation  and Recovery  Act

                ("RCRA"), 42  U.S.C.   Section 6901,  ET SEQ.;  and the  Federal

                Water Pollution Control Act ("FWPCA") 33 U.S.C. Section  1251 ET

                SEQ.



  22. TERMINATION  OF   AGREEMENT.     This  Agreement   and  the   transactions

      contemplated hereby will terminate as follows:

      (a)  On  September 30, 1995, if  the Closing  shall not have  taken place,

           unless such date is extended by mutual agreement.



      (b)  On  the Closing  Date by  Purchaser if  the conditions  set  forth in

           Section 15 shall not have been met or waived;



      (c)  On the Closing Date  by Hecla if the conditions set forth  in Section

           16 shall not have been met or waived; or



      (d)  At any time, by mutual consent of the parties hereto.



  23. LIABILITY ON TERMINATION.   In the event  of termination of this Agreement

      pursuant to Section 22, the parties hereto shall,  in addition to any  and all other  rights and remedies  available to them,  (i) return all  books,

      records and documents furnished  by Hecla by the  other party, (ii) remain bound by the  confidentiality provisions contained herein in Section  9(f)

      hereof, and  (iii)  Purchaser  shall reimburse  Hecla  for reclamation  or other environmental response costs incurred by  it in anticipation of  the consummation  of the  transactions  contemplated  herein as  specified  in

      Exhibit E  in  the event  that all  of Purchaser's  Conditions of  Closing specified in  Section 15 are fulfilled,  and Purchaser fails  to close the transactions contemplated  herein under circumstances  which are or  would be, with the exercise of reasonably prudent business judgment, within their control, and through no fault or failure in Hecla's performance.



  24. MISCELLANEOUS



      (a)  EXHIBITS AND SCHEDULES.  All Exhibits and Schedules attached to  this

           Agreement shall  be deemed  part of  this Agreement  and incorporated herein, where applicable, as if fully set forth herein.



      (b)  NO ASSIGNMENT, SUCCESSORS, ASSIGNS, ETC. The  terms and conditions of this Agreement  shall inure to  the benefit of,  and shall be binding upon, the  parties hereto,  their respective  successors and approved assigns; provided, however, that this Agreement shall not be assigned or conveyed  by any party to  any person or  entity without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.  For purposes of this Section OMG Apex,  Inc.,

           a  Utah corporation,  wholly  owned subsidiary  of  Mooney Chemicals,

           Inc.,  is an approved assignee.   In the event of  an assignment, the

           assigning  party shall not be  relieved of any of its obligations and undertakings contracted for  herein and the assignee, shareholders of the assignee, and  all affiliates  thereof shall  deliver a  guaranty substantially in the form attached hereto as Exhibit H.

      (c)  GOVERNING LAW.  This Agreement shall be construed in accordance with,

           and  governed  by,  the  law  of  the state  of  Utah  applicable  to agreements made and to be  performed wholly within this jurisdiction.

           Venue  to  enforce  any  claim  arising from  any  provision  of this

           Agreement shall lie in Kootenai County, Idaho.



      (d)  COUNTERPARTS.   This Agreement may be  executed simultaneously in any

           number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.



      (e)  NOTICES.  Any notices or other communications shall be in writing and shall be considered to have been duly given on the earlier of (1) the date  of  actual receipt  or  (2)  three days  after  deposit in  the first-class certified  U.S.  mail, postage  prepaid,  return  receipt requested:



           If to Hecla, to:

               Hecla Mining Company
               6500 Mineral Drive
               Coeur d'Alene, Idaho  83814-8788
               Attn:  Vice President - Industrial Minerals

           If to Purchaser, to:

               Mooney Chemicals, Inc.
               3800 Terminal Tower
               Cleveland, Ohio  44113-2204
               Attn:  Michael Scott, Esq.

      (f)  AMENDMENT.    This Agreement  may be  amended  at any  time  prior to

           Closing by written instrument executed by the parties hereto.



      (g)  ENTIRE AGREEMENT.   This Agreement  contains the entire understanding

           of the parties hereto relating to the subject matter herein.



      (h)  WAIVER.  Any default, misrepresentation or breach of any covenant  or warranty  by a party in  connection with this Agreement may be waived in writing  by the other party.  No such  waiver shall  be deemed  to extend  to  any prior  or  subsequent  default,  misrepresentation or breach of any  covenant or warranty, or  affect any rights arising by virtue  of  any prior  or  subsequent  default,  misrepresentation or breach of any covenant or warranty.



      (i)  The  prevailing party  in any  dispute arising  under this  Agreement shall be entitled to an award of its reasonable attorneys fees, costs and expenses.

      IN WITNESS WHEREOF,  the parties hereto  have caused this Agreement  to be duly  executed by their duly  authorized officers, all as  of the day and year first above written.



  HECLA MINING COMPANY              MOONEY CHEMICALS, INC.




  By:  /s/ J. Gary Childress        By:  /s/ Thomas E. Fleming
     --------------------------        ---------------------------


  Attest:                           Attest:


     /s/ Nathaniel K. Adams              /s/ M. Scott
  -----------------------------     ------------------------------
  Assistant Secretary               Secretary